                                                                  Rule 424(b)(3)
                                                       Registration No. 33-56415

PRICING SUPPLEMENT NO.       23      DATED   June 4, 1998
                        -----------        ---------------

(To Prospectus Dated October 2, 1995, as supplemented by Prospectus Supplement Dated October 2, 1995)

                                SUPERVALU INC.
                          MEDIUM-TERM NOTES, SERIES B

Form of Note:

[X]  Book-Entry
[_]  Certificated

Principal Amount:  U.S. $15,000,000
                         -----------------------------

Original Issue Date:  June 9, 1998
                      --------------------------------

Maturity Date:   June 9, 2006
                --------------------------------------

Interest Rate Basis:

[X]  Fixed Rate Note
[_]  Commercial Paper Rate Note
[_]  Federal Funds Rate Note
[_]  LIBOR Note
[_]  Prime Rate Note
[_]  CD Rate Note
[_]  Treasury Rate Note
[_]  CMT Rate Note
     Designated CMT Telerate Page:
                                    ------------------
     Designated CMT Maturity Index:
                                    ------------------
[_]  Other Base Rate (as described below)
[_]  Zero Coupon Note (as described below)
[_]  Indexed Note (as described below)
[_]  Amortizing Note (as described below)
[_]  Extendable Note (as described below)
[_]  Renewable Note (as described below)
[_]  Optional Interest Rate Reset (as described below)

Issue Price (Dollar Amount and Percentage of Principal
  Amount):   $15,000,000/100%
             ------------------

Agent's Commission:  $90,000.00
                      --------------------------------

Net Proceeds to the Company:  $14,910,000.00
                               -----------------------

Trade Date:    June 4, 1998
             -----------------------------------------

Settlement Date:    June 9, 1998
                  ------------------------------------

Redemption Terms:     None

Repayment Terms:      None

Calculation Agent:    N/A

Exchange Rate Agent:  N/A

Other Terms:          N/A

Agent:     CITICORP SECURITIES, INC.

Agent I.D. Number:    5184

Interest Rate/Initial Interest Rate:        6.64%
                                      ----------------

Interest Payment Dates:   February 1/August 1
                         -----------------------------

First Interest Payment Date:   August 1, 1998
                              ------------------------

Regular Record Dates:   January 15/July 15
                      --------------------------------

Interest Determination Dates:     N/A
                               -----------------------

Interest Reset Dates:     N/A
                       -------------------------------

Calculation Dates:        N/A
                    ----------------------------------

Index Maturity:           N/A
                 -------------------------------------

Spread:                   N/A
         ---------------------------------------------

Spread Multiplier:        N/A
                    ----------------------------------

Maximum Interest Rate:    N/A
                        ------------------------------

Minimum Interest Rate:    N/A
                        ------------------------------

For Original Issue Discount Notes:  N/A

  Original issue discount:                            %
                            --------------------------

  Yield to maturity:                                  %
                      --------------------------------

  Original issue discount applicable to short accrual period:

       [_]  Approximate
       [_]  Exact

  Original Issue Discount Notes:

       [_] Subject to special provisions set forth therein with respect to the principal amount thereof payable upon any redemption or acceleration of the maturity thereof.

       [_]  For Federal income tax purposes only.


CUSIP Number:              86853QAP4
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